                        AMERICAN DENTAL PARTNERS, INC.
                              301 Edgewater Place
                              Wakefield, MA 01880
                    Phone: 781/224-0880  Fax: 781/224-4216

________________________________________________________________________________

FOR IMMEDIATE RELEASE
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
Contacts:  Gregory A. Serrao           Ronald M. Levenson               Mark Di Giorgio
           Chairman, President and     Senior V.P., Chief Financial     CIGNA, Director
           Chief Executive Officer     Officer and Treasurer            Corporate Relations
           781-224-0880                781-224-0880                     860-726-4099

                 AMERICAN DENTAL PARTNERS COMPLETES TRANSACTION
                        WITH CIGNA HEALTHCARE OF ARIZONA

WAKEFIELD, MASSACHUSETTS and PHOENIX, ARIZONA February 9, 1999 American Dental Partners, Inc. (NASDAQ:ADPI) and CIGNA HealthCare of Arizona, Inc. (CIGNA HealthCare) announced today that they have completed the previously announced purchase by ADPI of certain of the non-clinical assets of CIGNA HealthCare's Arizona staff-model dental facilities.

The CIGNA HealthCare dental facilities include seven locations and 85 operatories. The vast majority of the dentists employed by CIGNA HealthCare have joined Associated Dental Care Providers, ADP's affiliated dental group in Arizona.

The transaction affects only CIGNA HealthCare's dental staff models in Phoenix and not the medical staff models, which remain an integral part of CIGNA HealthCare's business strategy in Phoenix. The sale does not include the dental or medical managed care or insurance business of CIGNA HealthCare of Arizona, Inc. and CIGNA Dental Health Plan of Arizona, Inc. and their affiliates.

American Dental Partners, Inc. is one of the nation's leading dental practice management companies. Including this transaction, the Company is affiliated with 13 dental group practices which include 110 dental facilities with 915 operatories located in Arizona, Louisiana, Maryland, Minnesota, Pennsylvania, Texas, Virginia and Wisconsin.

Note: Except for historical information, all other statements provided in this press release by American Dental Partners, Inc. are "forward-looking" within the meaning of the Private Securities Litigation Reform Act of 1995. The Company's actual results may vary materially from the forward-looking statements made above due to important factors such as: a limited operating history; risks associated with the Company's acquisition strategy; management of rapid growth; dependence upon affiliated dental groups; government regulation of the dental industry; and dependence upon service agreements. These and other risk factors that could materially affect financial results are further described in the Company's Form S-1 Registration Statement (file No. 333-39981).